UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 20, 2016

SILVER BULL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

925 West Georgia Street, Suite 1908 Vancouver, B.C.		V6C 3L2
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As discussed in Item 5.07 below, the shareholders of Silver Bull Resources, Inc. (“Silver Bull” or the “Company”) ratified, approved and re-adopted the Company’s 2010 Stock Option and Stock Bonus Plan (the “2010 Plan”), including amendments thereto, and all unallocated entitlements issuable thereunder at the Company’s annual general meeting of stockholders on April 20, 2016.  The amendments to the 2010 Plan are described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 29, 2016, and that description is incorporated herein by reference.
Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its annual general meeting of shareholders (the “Meeting”) on April 20, 2016.  At the Meeting, three proposals were submitted to the shareholders for approval as set forth in the Company’s definitive proxy statement filed with the SEC on February 29, 2016.  As of the record date, February 24, 2016, a total of 159,072,657 shares of Silver Bull common stock were outstanding and entitled to vote.  In total, 99,192,126 shares of Silver Bull common stock were present in person or represented by proxy at the Meeting, which represented approximately 62.4% of the shares outstanding and entitled to vote as of the record date.
At the Meeting, shareholders approved all three proposals that were submitted, electing the slate of four persons to the Company’s Board of Directors, ratifying and approving Smythe LLP as the Company’s independent registered public accounting firm, and ratifying, approving and re-adopting the 2010 Plan.  In connection with the election of directors and the proposal regarding the 2010 Plan, there was a total of 40,737,345 broker non-votes.  The votes on the proposals were cast as set forth below:
1.            Proposal No. 1 – Election of Directors.  The shareholders elected the entire slate of directors presented to the shareholders.  As a result, the Company’s Board of Directors consists of the four persons elected at the Meeting.
Name	For	Withheld
Timothy Barry	55,744,165	2,710,616
Brian Edgar	53,372,376	5,082,405
Daniel Kunz	53,342,876	5,111,905
John McClintock	56,323,173	2,131,608

2.            Proposal No. 2 – Ratification and approval of the appointment of Smythe LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016.
For	Against	Abstain
93,378,592	4,206,116	1,607,418

3.            Proposal No. 3 – Ratification, approval and re-adoption of the 2010 Plan, including amendments thereto, and all unallocated entitlements issuable thereunder.  The 2010 Plan was ratified, approved and re-adopted by the disinterested shareholders of the Company, as required under the rules of the Toronto Stock Exchange.  Votes cast by insiders of the Company are excluded from the vote totals for Proposal No. 3 referenced below:
For	Against	Abstain
49,396,176	6,560,165	103,465

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 22, 2016

SILVER BULL RESOURCES, INC.

	By:	/s/ Sean Fallis
	Name:	Sean Fallis
	Title:	Chief Financial Officer

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